      As filed with the Securities and Exchange Commission on May 31, 2000
                                                      Registration No. 333-76097

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-1
                                       ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              COMPUWARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

              MICHIGAN                               7371, 7372                          38-2007430
    (State or other jurisdiction            (Primary standard industrial              (I.R.S. Employer
  of incorporation or organization)         classification code numbers)             Identification No.)


               31440 NORTHWESTERN HIGHWAY, FARMINGTON HILLS, MICHIGAN 48334-2564, (248) 737-7300
                          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                               --------------------

                                     PETER KARMANOS, JR., CHAIRMAN
                                        COMPUWARE CORPORATION
         31440 NORTHWESTERN HIGHWAY, FARMINGTON HILLS, MICHIGAN 48334-2564, (248) 737-7300
                      (Name, address, including zip code, and telephone number,
                       including area code, of agent for service for Registrant)

                                              Copies to:
                                        DONALD J. KUNZ, ESQ.
                                 HONIGMAN MILLER SCHWARTZ AND COHN
                                   2290 FIRST NATIONAL BUILDING
                                      DETROIT, MICHIGAN 48226
                                          (313) 465-7454


                                               --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. | |

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS OF                               PROPOSED              PROPOSED
    SECURITIES TO BE REGISTERED                             MAXIMUM                MAXIMUM
                                       AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
                                      REGISTERED(1)      PER SHARE (2)            PRICE (2)         REGISTRATION FEE (3)
------------------------------------------------------------------------------------------------------------------------
Common Stock                             148,409           $18.96875             $2,815,133              $5,389
------------------------------------------------------------------------------------------------------------------------

(1) Reflects the deregistration of 873,455 shares that were not sold prior to the termination of the offering period.
(2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Market on April 8, 1999, in accordance with Rule 457(c) under the Securities Act.
(3)  Paid with the initial filing.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to de-register 873,455 shares originally registered pursuant to this Registration Statement which have not been sold prior to the termination of the offering period.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Farmington Hills, State of Michigan, on May 31, 2000.

                                          COMPUWARE CORPORATION



                                          By:     /s/ Thomas Costello, Jr.
                                                  -----------------------------
                                                  Thomas Costello, Jr.
                                                  Vice President,
                                                  General Counsel and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   *                        Chairman of the Board, Chief Executive                 May 31, 2000
--------------------------------            Officer and Director (Principal Executive
           Peter Karmanos, Jr.              Officer


                   *                        Vice Chairman of the Board                             May 31, 2000
--------------------------------            and Director
           Thomas Thewes


                   *                        President, Chief Operating Officer                     May 31, 2000
--------------------------------            and Director
           Joseph A. Nathan


                   *                        Senior Vice President, Chief Financial                 May 31, 2000
--------------------------------            Officer and Treasurer (Principal Financial
           Laura L. Fournier                Officer and Principal Accounting Officer)


                   *                        Director                                               May 31, 2000
--------------------------------
           W. James Prowse


                   *                        Director                                               May 31, 2000
--------------------------------
           Bernard M. Goldsmith



                   *                        Director                                               May 31, 2000
--------------------------------
           William O. Grabe


                   *                        Director                                               May 31, 2000
--------------------------------
           William R. Halling


                   *                        Director                                               May 31, 2000
--------------------------------
           G. Scott Romney


                   *                        Director                                               May 31, 2000
   -------------------------------------
           Lowell Weicker, Jr.


                   *                        Director                                               May 31, 2000
   -------------------------------------
           Elaine K. Didier


                   *                        Director                                               May 31, 2000
   -------------------------------------
           Elizabeth A. Chappell


By:        /s/ Thomas Costello, Jr.                                                                May 31, 2000
   -------------------------------------
           Thomas Costello, Jr.
           Attorney-in-fact





                                      II-2